UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 03/24/2021

NATURAL ALTERNATIVES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-15701

Delaware	84-1007839
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1535 Faraday Avenue, Carlsbad, CA 92008

(Address of principal executive offices, including zip code)

760-736-7700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	NAII	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS.

On March 24, 2021 Mark A. LeDoux the founder, Chairman of the Board of Directors, and Chief Executive Officer of the Company entered into a Programmed Plan of Transactions Under Rule 10b5-1(c) of the Securities Exchange Act of 1934, as amended, ("Trading Plan").

The Trading Plan is an agreement with Wells Fargo Advisors ("WFA") in order to provide for the orderly sale by WFA of One Hundred Twenty Thousand (120,000) shares of common stock of the Company owned by Mr. LeDoux and by the LeDoux Family Limited Partnership of which Mr. LeDoux is the sole General Partner. Pursuant to the Trading Plan all sales shall take place over the balance of 2021. The Trading Plan terminates on December 31, 2021.

The Trading Plan sets forth a specified number of shares that WFA may sell on specific dates, and within specific price targets each month.

A copy of the Trading Plan is attached hereto as Exhibit 99.3 and incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.3	Programmed Plan of Transactions Under Rule 10b5-1(c) entered into by Mark LeDoux individually and as General Partner of the LeDoux Family Limited Partnership, and by Wells Fargo Advisors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Alternatives International, Inc.
a Delaware corporation

By:	/s/ Michael Fortin
Michael Fortin, Chief Financial Officer
March 24, 2021